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                                                                     Exhibit 5-1

                              [Gannett Letterhead]


                                                     March 11, 2002


Gannett Co., Inc.
7950 Jones Branch Drive
McLean, Virginia 22107

Ladies and Gentlemen:

        As General Counsel of Gannett Co., Inc., a Delaware corporation (the "Company"), I have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-3 (the "Additional Registration Statement") being filed with the Securities and Exchange Commission in connection with the issuance, from time to time, of up to $300,000,000 aggregate principal amount of debt securities ("Debt Securities") and warrants to purchase debt securities ("Warrants") of the Company. The Company previously filed Registration Statements on Form S-3 (Nos. 33-63673 and 33-58686, as amended, the "Registration Statement") in connection with the issuance, from time to time, of up to $1,500,000,000 aggregate principal amount of its Debt Securities and Warrants. The Additional Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act with respect to the Registration Statement to register additional securities. The Debt Securities, if issued, will be issued pursuant to an indenture dated as of March 1, 1983 between the Company and Citibank, N.A., as the trustee, as amended from time to time (the "Indenture"). The Warrants, if issued, will be issued pursuant to a Warrant Agreement in substantially the form filed as an exhibit to the Registration Statement.

        As counsel to the Company, I have examined originals or copies certified, or otherwise identified to my satisfaction, of such documents, corporate records and instruments as I have deemed necessary or advisable for the purpose of this opinion. Based upon the foregoing, I am of the opinion that when (a) the Additional Registration Statement and any amendments thereto shall have become effective and the Registration Statement shall remain effective and
(b) the Debt Securities and/or Warrants have been duly authorized and duly executed by the Company and, if appropriate, authenticated as provided in the Indenture or the Warrant Agreement and when duly paid for and delivered pursuant to a sale in the manner described in the Registration Statement, including the prospectus forming a part thereof and any prospectus supplement relating thereto, the Debt Securities and/or Warrants will be validly issued by the Company and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors' rights generally and general principles of equity.

        I hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement and to being named under the caption "Legal Opinions" in the prospectus included in the Additional Registration Statement with respect to the matters stated herein. In giving such consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act.


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                                       -2-


        I hereby further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Debt Securities and/or Warrants.

        This opinion is intended solely for your benefit in connection with the transaction described above and, except as provided in the two immediately preceding paragraphs, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without my express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

                                  Very truly yours,

                                  /s/ Thomas L. Chapple

                                  Thomas L. Chapple